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                                                                  EXHIBIT 10.115

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. IT MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND SAID LAWS.

                              GRID PROMISSORY NOTE

$7,493,296.92                                                    March 31, 1998
(See Schedule I Attached)

               FOR VALUED RECEIVED, the undersigned, WILSHIRE TECHNOLOGIES, INC., a California corporation (the "Borrower"), hereby promises to pay to TRILON DOMINION PARTNERS, L.L.C., a Delaware limited liability company (the "Lender") or to order, at its principal office at 245 Park Avenue, 28th Floor, New York, New York 10167, the principal sum of SEVEN MILLION FOUR HUNDRED NINETY-THREE THOUSAND TWO HUNDRED NINETY-SIX AND 92/100 DOLLARS ($7,493,296.92) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Borrowing made by the Lender to the Borrower under the Credit Agreement defined below), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Borrowing, at such office, in the like money and funds, for the period commencing on the date of such Borrowing until such Borrowing shall be paid in full, at the rate per annum and on the dates provided in the Credit Agreement.

               The date and amount of each Borrowing made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

               1. This Promissory Note (the "Note") is issued pursuant to the Amended and Restated Credit Agreement and Revolving Line of Credit, dated March 31, 1998, between the Borrower and the Lender (the "Credit Agreement"). This Note evidences Borrowings made by the Lender to the Borrower under the Credit Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

               2. The Credit Agreement provides for the acceleration of the Maturity of this Note upon the occurrence of certain events and for prepayments of Borrowings upon the terms and conditions specified therein.

               3. For purposes of calculating interest accrued hereon at the Interest Rate, interest on this Note shall be calculated on the basis of the actual days elapsed over a 365- or 366-day year, as the case may be.



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               Principal and accrued interest on this Note, computed as
aforesaid, shall be due and payable as follows:

                      (i) principal shall be payable at Maturity; and

                      (ii) interest shall be payable quarterly in arrears on the last day of each quarter until Maturity, commencing June 30, 1998.

               4. For purposes hereof, "Maturity" means the earlier of: (i) the closing of an equipment financing for Borrower's fixtures and equipment, or (ii) December 31, 1998, on which all outstanding principal and accrued but unpaid interest is due under this Note.

               5. This Note is secured by and subject to the provisions of the Security Agreement dated May 13, 1994, between Dominion Capital, Inc. and the Borrower, as amended by Amendment No. 1 to Security Agreement, dated as of January 5, 1996 (whereby Lender succeeded to the rights of Dominion Capital, Inc. under the Security Agreement, as amended) (the "Security Agreement"), including the subordination and security interests set forth therein.

               6. Should the principal of, or any installment of the principal or interest on, this Note become due and payable on any day other than a business day, the maturity thereof shall be extended to the next succeeding business day and interest shall be payable with respect to such extension. Payments made to the Lender by the Borrower hereunder shall be applied first to accrued interest and then to principal.

               7. An "Event of Default" for the purposes of this Note shall mean any event of default listed in Section 8(a) of the Credit Agreement. Upon the occurrence of any Event of Default or other default under any other agreement or instrument executed in connection herewith, the holder hereof may, at its option, declare the entire unpaid balance of principal and accrued interest on this Note to be immediately due and payable; provided, however, that with respect to any Event of Default set forth in Section 8(a)(5), (6), (7) or (8) of the Credit Agreement, such Event of Default will automatically cause the principal and accrued interest on this Note to become immediately due and payable.

               8. Notwithstanding anything contained in this Note to the contrary, the Lender shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note any amount in excess of the amount permitted and calculated at the Maximum Rate (defined below); and, in the event the Lender ever receives, collects or applies as interest any amount in excess of the amount permitted and calculated at the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note; and, if the principal balance of this
Note is paid in full, any remaining excess shall forthwith be paid to the Borrower.

               The term "Maximum Rate," as used herein, shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, from time to time, may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note under the laws which are presently in effect and applicable to such holder and such




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indebtedness, or under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

               9. This Note shall be governed by the laws of the State of New York without regard to its conflict of laws principles or rules.

               10. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Borrower promises to pay all costs and expenses of collection, including, but not limited to, court costs and the reasonable attorneys' fees and disbursements of the holder hereof.

               Executed as of the day and year first written above.

                                            WILSHIRE TECHNOLOGIES, INC.



                                            By: /s/ John Van Egmond
                                                ---------------------------
                                            Name:  John Van Egmond
                                            Title: President & CEO




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                                   SCHEDULE I


Date of Borrowing        Amount of Borrowing     Principal Amount to Date   Amount Remaining
-----------------        -------------------     ------------------------   ----------------
03/31/98                 $5,293,296.92           $5,293,296.92              $2,200,000